UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 14, 2023

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Principal Accounting Officer
The Board of Directors of Unisys Corporation (the “Company”) appointed David Brown to the role of Vice President, Chief Accounting Officer and Corporate Controller, effective August 14, 2023. As previously disclosed, William M. Reinheimer, the Company’s Vice President and Assistant Corporate Controller, who had been serving as the principal accounting officer before Mr. Brown’s appointment, has ceased to serve in the role of principal accounting officer upon Mr. Brown’s appointment.
Mr. Brown, age 45, served as VP and Corporate Controller at FXI, Inc., a private-equity owned specialty manufacturer of sleep and comfort solutions, from September 2021 to August 2023. From May 2011 to September 2021, Mr. Brown served in various accounting roles, most recently as Assistant Corporate Controller, at DuPont de Nemours, Inc., a science and technology company. Prior to that, Mr. Brown held various positions at Ernst & Young, LLP, a multi-national independent accounting and advisory firm, from 2000 to 2011.
Mr. Brown will receive a $365,000 annual salary, a 50% target of earned base salary for the year and a cash sign-on payment in total of $100,000 paid in two equal installments over the next six months. Mr. Brown is also eligible for consideration to receive an equity award at the next annual grant cycle in 2024. Mr. Brown is eligible for severance benefits in accordance with a severance agreement entered into with the Company in the event of involuntary termination and a change-in-control agreement entered into with the Company in the event of a change-in-control of the Company. Further details concerning the severance agreement terms and change-in-control agreement terms are described in the Company’s definitive proxy statement dated March 24, 2023, under the headings “Executive Officer Severance Agreements” and “Change-in-Control Agreements” respectively. Mr. Brown will also receive health, welfare and retirement benefits that are generally available to salaried employees of the Company.
There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected as an officer. Neither Mr. Brown nor any of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: August 14, 2023	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer